UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Pan American Silver Corp.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-28
Reporting Entity ESTMA Identification Number	E202619		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E547011 Lake Shore Gold Corp

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ignacio Couturier				Date	2025-05-28
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Argentina	The National Government of Argentina	Payees include: 1) Agencia de Recaudacion y Control Aduanero (ARCA) formerly the Administracion Federal de Ingresos Publicos (AFIP); 2) Ente Nacional de Comunicaciones; 3) Ministerio de la Produccion Comercio E Industria; and, 4) Autoridad Regulatoria Nuclear.	11,040,000	—	50,000	—	—	—	—	11,090,000
Argentina	Province of Santa Cruz	Payees include: 1) Ministerio de Produccion; 2) Ministerio de Economica y Obras Santa Cruz; 3) Fideicomiso Proyecto Unirse Santa Cruz; 4) Tesoreria General de la Provincia de Santa Cruz; 5) Agencia Santacrucena de Ingresos Publicos; 5) Consejo Agrario Provincial; and 6) Ministerio de Energia y Mineria.	10,000	8,780,000	1,760,000	—	—	—	5,160,000	15,710,000
Argentina	Municipality of Puerto Deseado		—	—	490,000	—	—	—	80,000	570,000
Argentina	City of Buenos Aires	Payees include: 1) Administracion Gubernamental de Ingresos Publicos (AGIP).	570,000		10,000					580,000
Argentina	Province of Chubut		880,000	—	40,000	—	—	—	—	920,000
Bolivia, Plurinational State of	The National Government of Bolivia		9,750,000	14,470,000	—	—	—	—	—	24,220,000
Bolivia, Plurinational State of	Autonomous City of Potosi		—	7,900,000	—	—	—	—	—	7,900,000
Bolivia, Plurinational State of	Municipality of Atocha		—	1,390,000	—	—	—	—	—	1,390,000

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	The National Government of Brazil	Payees include: 1)Secretaria de Receita Federal; 2)Agencia Nacional de Mineracao; 3)Anatel - Agencia Nacional de Telecomunicaa; 4)Camara de Comercializacao de Energia Electrica; and, 5)Instituto Brasileiro do Meio Ambiente.	36,550,000	9,110,000	210,000	—	—	—	—	45,870,000
Canada	The Federal Government of Canada		180,000	—	—	—	—	—	—	180,000
Canada -Ontario	City of Timmins		1,170,000	—	10,000	—	—	—	—	1,180,000
Canada -Ontario	FLYING POST FIRST NATION		—	1,320,000	—	—	—	—	—	1,320,000
Canada -Ontario	MATACHEWAN FIRST NATION		—	280,000	—	—	—	—	—	280,000
Canada -Ontario	WAHGOSHIG FIRST NATION		—	280,000	—	—	—	—	—	280,000
Canada -Ontario	MATTAGAMI FIRST NATION		—	1,320,000	—	—	—	—	—	1,320,000
Canada -Ontario	WABUN TRIBAL COUNCIL		—	—	120,000	—	—	—	—	120,000
Chile	National Government of Chile	Payees include: 1) Tesoreria General de la Republica de Chile; 2) Instituto de Investigaciones y Control; 3) Ministerio de defensa nacional; 4) Direccion de Trabajos; and, 5) Servicio Nacional de Aduanas	59,930,000	12,670,000	2,400,000	—	—	—	10,000	75,010,000
Chile	Municipality of Santiago		—	—	150,000	—	—	—	—	150,000
Chile	Municipality of Alhue		—	—	390,000	—	—	—	—	390,000
Chile	Municipality of Antofagasta		—	—	790,000	—	—	—	—	790,000
Guatemala	The National Government of Guatemala	Payee includes: 1) Superintendencia de Administracion Tributaria (SAT); 2) Ministerio de Ambiente y Recursos Naturales; and, 3) Ministerio de Energia y Minas	810,000	—	40,000	—	—	—	—	850,000

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Guatemala	Municipality of San Rafael Las Flores		200,000	420,000	—	—	—	—	650,000	1,270,000
Mexico	The National Government of Mexico	Payees includes: 1) Superintendencia de Administracion Tributaria (SAT); 2) CONAGUA (Comision Nacional del Agua) 3) Secretaria de la Defensa Nacional; 4) Comision reguladora de Energia; and 5) Tesoreia de la Federacion	78,240,000	2,880,000	5,860,000	—	—	—	—	86,980,000
Mexico	State of Chihuahua		—	—	710,000	—	—	—	—	710,000
Mexico	Municipality of Chalchihuites		630,000	—	—	—	—	—	—	630,000
Mexico	Municipality of Madera		110,000	—	—	—	—	—	—	110,000
Peru	The National Government of Peru	Payees includes: 1) SUNAT (Superintendencia Nacional de Administracion Tributaria); 2) OSINERGMIN (Organismo Supervisor de la Inversion de Energia y Mineria); 3) OEFA (Organismo de Evaluacion y Fiscalizacion Ambiental); 4) INGEMMET (Instituto Geologico Minero y Metalurgico); 5) ANA (Autoridad Nacional del Agua); and 6) MTC (Ministerio de Transportes y Comunicaciones).	70,850,000	—	3,100,000	—	—	—	—	73,950,000

Additional Notes:

The functional currency is USD which was converted from local currency. The following are the average annual exchange rates:
BOB 6.9089; CAD 1.3698; ARS 916.7503; MXN 18.3282; PEN 3.7541; BRL 5.3904; CLP 943.96 and GTQ 7.76152.
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended December 31, 2024 of 1USD = 1.3698 CAD.
Royalty payments related to the Escobal mine (Guatemala) were postponed upon the suspension of mining operations in 2017. The 2024 payments reflect portions of outstanding balances due for pre-suspension production that we paid during the year, under amended royalty agreement which provided for improved transperancy and controls over the allocation and expenditure of the royalties.

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Manantial Espejo Mine	360,000	—	120,000	—	—	—	—	480,000
Argentina	Argenta	1,110,000	—	20,000	—	—	—	—	1,130,000
Argentina	Estelar	10,810,000	8,780,000	1,610,000	—	—	—	5,600,000	26,800,000
Argentina	Suyai	220,000	—	70,000	—	—	—	—	290,000
Argentina	Regional Office Argentina (Yamana Argentina de Serv S.A.)	—	—	230,000	—	—	—	—	230,000
Bolivia, Plurinational State of	San Vincente Mine	9,750,000	23,760,000	110,000	—	—	—	—	33,620,000
Brazil	Jacobina Mine	36,710,000	9,110,000	150,000	—	—	—	—	45,970,000
Brazil	Lavra Velha	—	—	80,000	—	—	—	—	80,000
Canada -Ontario	Timmins West Mines	1,390,000	3,190,000	150,000	—	—	—	—	4,730,000
Chile	El Péñon Mine	59,810,000	10,560,000	2,740,000	—	—	—	10,000	73,120,000
Chile	Minera Florida Mine	120,000	2,100,000	710,000	—	—	—	—	2,930,000
Chile	La Pepa	—	—	280,000	—	—	—	—	280,000
Guatemala	Escobal Mine	1,010,000	420,000	40,000	—	—	—	650,000	2,120,000
Mexico	Alamo Dorado Mine	—	—	580,000	—	—	—	—	580,000
Mexico	La Colorada Mine	63,460,000	930,000	690,000	—	—	—	—	65,080,000
Mexico	Dolores Mine	15,510,000	1,960,000	5,310,000	—	—	—	—	22,780,000
Peru	Huaron Mine	11,920,000	—	1,050,000	—	—	—	—	12,970,000
Peru	La Arena Mine	28,390,000	—	990,000	—	—	—	—	29,380,000
Peru	Shahuindo Mine	30,540,000	—	1,070,000	—	—	—	—	31,610,000

Additional Notes[3]:

The functional currency is USD which was converted from local currency. The following are the average annual exchange rates:
BOB 6.9089; CAD 1.3698; ARS 916.7503; MXN 18.3282; PEN 3.7541; BRL 5.3904; CLP 943.96 and GTQ 7.76152.
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended December 31, 2024 of 1USD = 1.3698 CAD.